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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-86449 of Collectors Universe, Inc. on Form S-1 of our report dated May 26, 1999, related to the statements of income and retained earnings and of cash flows of Kingswood Coin Auctions, LLC, for the year ended December 31, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Costa Mesa, California
November 4, 1999